Exhibit 99.1

ARMSTRONG FLOORING TO ANNOUNCE FOURTH QUARTER 2019 RESULTS AND PROVIDE BUSINESS UPDATE ON MARCH 3, 2020

Lancaster, Pennsylvania, February 4, 2020. Armstrong Flooring, Inc. (NYSE: AFI) (“Armstrong Flooring” or the “Company”), North America’s largest producer of resilient flooring products, announced today that the Company will release its fourth quarter and full year 2019 financial results before the market opens on Tuesday, March 3, 2020. A conference call will be held that same day at 10:00 a.m. Eastern Time to review financial results, discuss strategy updates and conduct a question-and-answer session.

Webcast:

The conference call will be available through the “Investors” section of the Company’s website, www.armstrongflooring.com. To listen to a live broadcast, participants are advised to go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 5 minutes prior to start time:

Domestic: 1-877-407-0789

International: 1-201-689-8562

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring is North America’s largest producer of resilient flooring products. The Company safely and responsibly operates 8 manufacturing facilities globally, working to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Contact Information

Investors:

Douglas Bingham

SVP, Chief Financial Officer

717-672-9300

IR@armstrongflooring.com

Media:

Alison van Harskamp

Director, Corporate Communications & Public Relations

717-672-7545

media@armstrongflooring.com